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Washington, DC

May 20, 2010

A-Power Energy Generation Systems, Ltd.
No. 44 Jingxing North Street
Tiexi District
Shenyang, Liaoning
China 110021

Ladies and Gentlemen:

We have acted as special US counsel to A-Power Energy Generation Systems, Ltd., a company incorporated under the laws of the British Virgin Islands (the “Company”), in connection with the Registration Statement on Form F-3 (the “Registration Statement”) of the Company under the United States Securities Act of 1933, as amended (the “Securities Act”), filed with the Securities and Exchange Commission (the “Commission”) on the date hereof with respect to the registration of (a) 3,454,791 issued and outstanding common shares, par value $0.0001 per share, of the Company (“Common Shares”), (b) 2,099,823 Series A Warrants, (c) 789,145 Series B Warrants (together with the Series A Warrants, the “Warrants”), (d) 2,729,770 Common Shares representing 130% of the number of Common Shares issuable upon exercise of the Series A Warrants, and (e) 1,025,890 Common Shares representing 130% of the number of Common Shares issuable upon exercise of the Series B Warrants.

We have examined the Registration Statement, the Securities Purchase Agreement dated January 21, 2010 between the Company and the Selling Shareholders named in the Registration Statement pursuant to which the Company issued and sold the Warrants and the issued and outstanding Common Shares to the Selling Shareholders, and, except as set forth below, such other agreements, certificates of public officials and officers of the Company, records, documents and matters of law that we have deemed relevant.

Based upon and subject to the foregoing and subject further to the assumptions, exceptions, limitations and qualifications hereinafter stated, we are of the opinion that the Warrants constitute valid and binding obligations of the Company, enforceable in accordance with their respective terms.

The opinion expressed in the preceding paragraph is subject to (i) laws relating to bankruptcy, insolvency, fraudulent conveyance, reorganization, liquidation, moratorium, and other similar laws affecting creditors’ rights generally, (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law), (iii) standards of commercial reasonableness and good faith, and the possible unavailability of specific performance or injunctive relief, regardless of whether considered in a proceeding in equity or law, (iv) public policy considerations, statutes or court decisions that may limit a party’s right to obtain indemnification against its own negligence, willful misconduct or unlawful conduct, and (v) the unenforceability under certain circumstances of broadly or vaguely stated waivers of rights granted by law where the waivers are against public policy or prohibited by law.

Baker & McKenzie LLP is a member of Baker & McKenzie International, a Swiss Verein.

The law covered by this opinion is limited to the present law of the State of New York.  In rendering the opinion set forth above that is governed by the laws of the British Virgin Islands, we have relied exclusively on the opinion of Maples and Calder, dated May 20, 2010, being filed as an exhibit to the Registration Statement, and, accordingly, this opinion is subject to the same assumptions, qualifications, and limitations that are set forth in such opinion.  We have made no independent examination of the laws of the British Virgin Islands.

This opinion letter is limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated. We hereby consent to the use of our opinion as herein set forth as an exhibit to the Registration Statement and to the use of our name under the caption “Legal Matters” in the prospectus forming a part of the Registration Statement. In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder or Item 509 of Regulation S-K.

We undertake no, and disclaim any, duty to advise you regarding any changes in, or to otherwise communicate with you with respect to, the matters and opinions set forth herein.

Very truly yours,

/s/ Baker & McKenzie LLP

Baker & McKenzie LLP

A-Power Energy Generation Systems Ltd	Page 2
May 20, 2010